Exhibit 10.2


			     THE MIDLAND COMPANY
	   Amendment to Stock Option Plan for Non-Employee Directors


1. Section 3 of The Midland Company Stock Option Plan for Non-Employee Directors (the "Plan") is hereby amended as follows:

		"3.     Grant of Options.  On the last business day of January
		2000, 2001 and 2002, each Participant shall receive an Option to purchase 2,000 shares of common stock of the Company; provided, however, that the Board of Directors may increase or decrease the number of Options to be granted pursuant to this Section 3."

2. Section 4 of the Plan is amended by replacing "50,000" in the second line thereof with "250,000."

3.      Section 6(f) of the Plan is hereby amended and restated as follows:

		"(f)    Effect of Death, Disability or Retirement.  If an
		Optionee ceases to be a director of the Company for any reason whatsoever, any Stock Option or unexercised portion thereof granted to the Optionee, which is otherwise exercisable pursuant to the terms of the Plan, shall terminate three years from the Optionee's last day as a director, or the date of expiration of the option period, whichever occurs earlier."

4.      Section 7 of the Plan is hereby amended and restated as follows:

	"7.     Administration.  The Board of Directors of the Company shall be
	responsible for the administration of the Plan."